UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2012

DEMAND MEDIA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1299 Ocean Avenue, Suite 500 Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 394-6400

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 27, 2012, Larry Fitzgibbon resigned as Executive Vice President of Demand Media, Inc. (the “Company”), effective on January 30, 2012, by mutual agreement with the Company in order to pursue other opportunities.

In connection with his resignation, Mr. Fitzgibbon entered into an Executive Separation Agreement and General Release with the Company dated as of January 27, 2012. The Separation Agreement provides that Mr. Fitzgibbon will receive the following benefits in connection with his separation from the Company: (1) accrued but unpaid base salary through the date of separation, (2) his accrued bonus at 100% of target for 2011, in an amount equal to $125,000, (3) twelve (12) months of continued COBRA coverage and expense reimbursement under the Company's Executive Medical Reimbursement Plan, (4) acceleration of 21,750 of his currently unvested restricted stock units and (5) one year to exercise vested but unexercised stock options outstanding as of the date of separation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2012	DEMAND MEDIA, INC.
	By:	/s/ Matthew Polesetsky
Matthew Polesetsky
Executive Vice President and General Counsel